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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

CENTENNIAL SPECIALTY FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-31816	55-0825751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10700 E. Geddes Ave. #170 Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

(303) 292-4018
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	3
Signature	4

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

        On March 1, 2005, Centennial Specialty Foods Corporation (the "Company") received a notice from the staff of The Nasdaq Stock Market (the "Staff") stating that the bid price for the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion pursuant to Marketplace Rule 4310(c)(4) (the "Rule"). In accordance with the Rule, Nasdaq informed the Company that it will have until August 29, 2005 to regain compliance with the Rule. In order to regain compliance with the Rule, the bid price for the Company's common stock must close at, or above, $1.00 per share for at least 10 consecutive business days.

        If compliance with the Rule is not demonstrated by August 29, 2005, the Company may be provided an additional 180 calendar days by Nasdaq to regain compliance if it meets the initial listing requirements as set forth in Marketplace Rule 4310(c), except for bid price. If the Company is not eligible for an additional compliance period, the Nasdaq staff will provide written notification that the Company's securities will be delisted. At that time the Company may appeal the Nasdaq staff's determination to delist its securities to a Listing Qualifications Panel.

SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL SPECIALTY FOODS CORPORATION
By:	/s/ DOUGLAS L. EVANS Douglas L. Evans, Chief Financial Officer

Date: March 4, 2005

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TABLE OF CONTENTS
  ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
SIGNATURE